UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

TEXAS VANGUARD OIL COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TEXAS VANGUARD OIL COMPANY

9811 Anderson Mill Road
Suite 202
Austin, Texas 78750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 7, 2012

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEXAS VANGUARD OIL COMPANY, a Texas Corporation, will be held at the Holiday Inn Northwest, 8901 Business Park Dr., Austin, TX 78759 on Thursday, June 7, 2012 at 10:00 a.m. Central Daylight Time for the purpose of taking action on:

1.         To elect three (3) directors to serve until the next Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified;

2.	To ratify the appointment of Padgett, Stratemann & Co., LLP as independent public auditors of the Company for the fiscal year ending December 31, 2012; and

3.         To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 16, 2012 are entitled to notice and to vote at this meeting and any adjournments thereof.  If your ownership is through a broker or other intermediary and you wish to vote at the meeting, you will need to have proof of your stockholdings in order to be admitted to the meeting.  A recent account statement, letter or proxy from your broker or other intermediary will suffice.

BY ORDER OF THE BOARD OF DIRECTORS

TERESA NUCKOLS
Secretary

April 27, 2012
Austin, Texas

PLEASE RETURN YOUR SIGNED PROXY

Please sign, date and promptly return your proxy form in the postage-paid envelope.  This will not prevent you from voting in person at the meeting.  Your vote is very important.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 7, 2012.

The proxy statement and annual report to shareholders are available at: http://materials.proxyvote.com/882853

TEXAS VANGUARD OIL COMPANY

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
JUNE 7, 2012

The accompanying proxy is solicited by the Board of Directors of Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750, telephone (512) 331-6781 (the “Company”), for use at the Annual Meeting of Shareholders to be held on June 7, 2012, at 10:00 a.m. at the Holiday Inn Northwest, 8901 Business Park Dr., Austin, TX 78759 or any adjournments.  The Company will bear the cost of this solicitation.

All properly executed proxies will be voted (except to the extent that authority to vote in the election of directors has been withheld), and where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specifications so made.

You may revoke your proxy at any time before it is voted by giving written notice of the revocation to the Company’s Corporate Secretary or by voting in person at the meeting.

We are not aware of any other matter to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.  If any other matters come before the meeting, the proxy holders named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

HOW TO VOTE YOUR SHARES

SHAREHOLDERS OF RECORD

If your shares are registered and held in your name (that is, you have a physical stock certificate with your name on it), you are a shareholder of record.  Please return accompanying proxy card in the envelope provided.  As a shareholder of record, you are invited to attend the annual meeting.

BENEFICIAL SHAREHOLDERS

If your shares are held in a brokerage account or by another custodian, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

If you do not provide the organization that holds your shares with specific voting instructions, they may vote on “routine” matters such as ratification of auditors but cannot vote on “non-routine” matters such as votes for the election of directors.  Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, no votes will be cast on your behalf in the election of directors.  This is generally referred to as a “broker non-vote.”

As a beneficial owner of stock held in street name you are invited to attend the annual meeting.   You must obtain a valid proxy from the record owner in order to vote in person at the annual meeting.  To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

VOTING SECURITIES

The voting securities of the Company consist of one class of common stock ($.05 par value) with 12,500,000 shares authorized for issuance.  Only shareholders of record at the close of business April 16, 2012, will be entitled to vote at the Annual Meeting of Shareholders.  As of the record date, there were outstanding 1,416,587 shares of common stock of the Company.  The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum to transact business at the Annual Meeting of Shareholders.  Each share of common stock is entitled to one vote on each proposal, whether the shares are represented in person or by proxy at the meeting.  A majority is required for the election of directors and for the ratification of the appointment of independent auditors.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, within certain specified time periods, reports of ownership (Form 3) and changes in ownership (Form 4).  Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

To our knowledge, based solely upon a review of copies of such reports furnished to us and representations by certain officers and directors that no other reports were required with respect to the year ended December 31, 2011, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

The following table reflects the beneficial ownership of the Company’s common stock based upon the 1,416,587 common shares outstanding as of March 31, 2012 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, (ii) each director and each executive officer and (iii) all directors and executive officers as a group.  The business address of each individual listed below is: c/o Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750.  Unless otherwise indicated, to the Company’s knowledge, each shareholder has sole voting and dispositive power with respect to the securities beneficially owned by that shareholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Linda R. Watson (1) (2)	1,043,066	73.63%

William G. Watson (2) (3)	29,024	2.05%

Robert L. Patterson (2)	30,250	2.14%

Teresa Nuckols	900	.06%

Directors and Executive Officers As a group (4 persons)	1,103,240	77.88%

(1)  Includes 50,440 shares owned directly and 992,626 shares owned by Robert Watson, Inc., of which Linda R. Watson is President and controlling stockholder.  Linda Watson exercises shared voting and investment powers as one of the three directors of Robert Watson, Inc.  William G. Watson is also a director of Robert Watson, Inc.

(2) Linda R. Watson, William G. Watson and Robert L. Patterson are directors of the Company.

(3) Includes 1,875 shares held jointly with his spouse; and 3,125 shares owned through his corporation, William Watson, Inc.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to each person known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities. The share information contained herein is based on investor filings with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

VN Capital Fund I, L.P. 1133 Broadway, Suite 1609 New York, NY 10010	75,601	(1)	5.3%

(1) The general partners of VN Capital Fund I, L.P. are VN Capital Management, LLC and Joinville Capital Management, LLC. VN Capital Management, LLC and Joinville Capital Management, LLC are Delaware limited liability companies formed to be the general partners of VN Capital Fund I, L.P. James T. Vanasek and Patrick Donnell Noone are the Managing Members of VN Capital Management, LLC and Joinville Capital Management, LLC. Each is a reporting entity. Collectively the “Reporting Entities” beneficially owned 75,601 shares of common stock as of December 30, 2011.

PROPOSAL 1 – ELECTION OF DIRECTORS

A board of three directors is to be elected, with each director to hold office until the next annual meeting and until his successor is elected and qualified.  The persons named as proxies in the enclosed ballot have been designated by management and intend to vote for the election of the persons named below for the Board of Directors.  Although management has no reason to believe that any of the nominees named below will be unable to serve as director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by management.

The following table sets forth the names of the nominees and certain information with regard to each nominee.  Linda R. Watson and William G. Watson were both related to Robert N. Watson, Jr., the former President and CEO of the Company who passed away in September 2002.

Name	Director Since	Current Position

Linda R. Watson	1982	Director and Chairman of the Board

William G. Watson	2002	Director, President and CEO

Robert L. Patterson	1983	Director

Linda R. Watson (age 68) became a director of the Company in 1982.  She served as Director and Secretary/ Treasurer from 1982 to 2002.  In 2002, she became Chairman of the Board.  She has also been a director and Secretary/Treasurer of Robert Watson, Inc. for more than the last five years and is now President of Robert Watson, Inc.  She received her B.A. degree from The University of Texas at Austin in 1966.

William G. Watson (age 63) served as a director and Vice President of the Company from 1982 until 1997.  He was elected President of the Company on September 27, 2002.  He has since served as director, President and CEO.  He is a director and President of William Watson, Inc., an independent geological consulting firm, which he founded in 1983, for more than the last five years, and a director of Robert Watson, Inc.  He received his B.A. degree from Texas Tech University in 1970 and his M.S. degree from The University of Texas at Arlington in 1974.

Robert L. Patterson (age 72) has served as director of the Company since 1983.  He was employed by Union Oil Company of California from 1965 through 1975, serving in various engineering capacities.  He was a Vice President of Argonaut Energy Corporation from 1976 through 1982.  He was President of Medallion Equipment Corporation and President of Argonaut Energy Corporation from July 1985 through January 1989.  He has been an independent consulting petroleum engineer since 1983.  He received his B.S. and M.S. degrees from The University of Texas at Austin in 1963 and 1964.

Required Vote and Recommendation

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

The Board of Directors recommends a vote FOR the election of the nominees

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Compensation of Executive Officers

The following sets forth in summary form the compensation received during each of the Company’s last two complete fiscal years by the Chairman of the Company.  No other officer of the Company received salary, bonus or other annual compensation in total, in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	All Other Compensation ($)		Total ($)

Linda R. Watson	2011	260,250	(1)	260,250
Chairman of Board and Director	2010	247,600	(1)	247,600

Linda R. Watson does not receive a salary, bonus or equity based compensation in the form of stock or stock options.  She is compensated through a consulting company controlled by Ms. Watson that has a management agreement with the Company.  Compensation also included a director’s fee paid to Ms. Watson of $2,250 and $1,600 for the years ended December 31, 2011 and 2010, respectively.

Compensation of Directors

The following table indicates the compensation paid in 2011 to our directors, other than Linda R. Watson, whose compensation is described above in the Summary Compensation Table.

Name	Fees Paid in Cash	All Other Compensation		Total
William G. Watson	$1,000	-0-	(1)	$1,000
Robert L. Patterson	$2,250	$73,800	(1)	$76,050

(1)                                        The Officers and directors received no bonus or equity based compensation in the form of stock or stock options at year-end in 2011.

Related Party Transactions

The Company and an entity owned by the Chairman of the Company have an agreement whereby the latter provides the Company general corporate management services.  The affiliated company received $258,000 and $246,000 as compensation for performance of those services during the years ended December 31, 2011 and 2010 respectively.  Effective January 1, 2012 the agreement was continued with terms of $22,000 per month through December 31, 2012.

The Company leases office space from a company owned by the Chairman of the Company under a  month-to-month lease.  Rent expense incurred under this lease was $26,400 and $26,400 for the years ended December 31, 2011 and 2010 respectively.

Certain officers and directors of the Company own small interests in a number of the properties that the Company has interests in as well as other similar properties in which the Company does not have an interest.  In the properties operated by the Company, these individuals received $38,694 and $27,951 for the years ended December 31, 2011 and 2010, respectively.

During the years ended December 31, 2011 and 2010, a Director of the Company received $73,800 and $71,400 respectively for engineering consultant work.

The Company purchases materials and services from two businesses in which the Chairman of the Company owns an interest.  These purchases represent less than 10% of the Company’s total oil field purchases.

GOVERNANCE OF THE COMPANY
Code of Ethics

The Board of Directors adopted a Code of Ethics in March 2004, which is applicable to all directors, employees and consultants of the Company, including the principal executive and financial officers.  A copy of the Code will be provided to any person without charge upon a written request to: Investor Relations, Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, TX 78750.

Meetings and Committees of the Board of Directors

a.   Meetings of the Board of Directors

During the year ended December 31, 2011, the Board of Directors held two meetings.  All of the directors attended both the board meetings.

b.      Audit Committee

The Audit Committee is a standing committee which operates pursuant to a charter approved by the Board of Directors.  A copy of the Charter may be obtained free of charge upon written request to the Company.  The Committee is responsible for ensuring the reliability of the Company’s financial statements, overseeing management’s implementation of the Company’s financial reporting process, the independence and qualifications of the independent auditor, and the Company’s compliance with legal and regulatory requirements.  All members of the Committee have experience in preparing and analyzing financial reports and in setting and enforcing internal controls.  They also have experience in dealing with small oil and gas companies.  Success for companies such as Texas Vanguard Oil requires a close working relationship between management and the Board. The Company’s financials are prepared by an independent Certified Public Accountant and are audited by an independent accounting firm.  The Board has not designated any member as its “Audit Committee Financial Expert” as the term is defined under SEC rules, and does not plan to designate one at this time.  The size, nature and operations of the Company are small and are simpler to understand than companies with larger resources.  Liability risks inherent in serving on any board and the limited resources of a small company such as Texas Vanguard make it difficult to bring in outside board members with a working knowledge of the oil and gas business.  The Audit Committee met five times during 2011. All members of the Audit Committee attended all committee meetings.

c.      Nominations to the Board

Nominations for election to the board have been made unanimously by the full board.  We do not have a nominating committee charter.  Because of our small size, we do not believe that creation of a nominating committee would be practical or significantly improve our operations or protect our shareholders.

We have not established specific, minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess.  We have used a subjective process for identifying nominees for director based on the judgment of our Board of our current needs.  We do not have a formal policy for considering diversity in background, age, experience, and skills in identifying nominees.  Nominations for new members to the Board of Directors will be considered when submitted by shareholders.

We believe that our Directors have an appropriate balance of knowledge, experience, skills and expertise required for our board as a whole.  Our Directors have substantial experience in the oil and gas industry in general, and in our Company’s operations in particular, and that experience has allowed us to operate profitably, grow, and take advantage of opportunities as they arise in the oil business.  Each of our Directors has at least 22 years’ experience as an officer and/or director of the Company.  We believe that experience has served our Company well, and that our past performance validates the qualifications of each Director for his or her position.

d.      Board Leadership and Role in Risk Oversight

We have separated the functions of Chairman of the Board (Linda R. Watson) and President (William G. Watson).  We have no independent directors, again because of our small size.  The Board of Directors is responsible for oversight of our risk management policies and procedures.  All three of our Directors are actively involved in the day-to-day management of the Company and therefore evaluate risks, including financial risks, as a regular part of their responsibilities.  Our main financial risks depend on fluctuations in the price of oil and gas which our Board of Directors considers when making investment and operating decisions.  In addition, our Audit Committee evaluates financial and regulatory responsibilities and compliance.  Two members of the Board are also members of the Audit Committee.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

As required by the Sarbanes-Oxley Act of 2002, our Audit Committee is directly responsible for appointment, compensation, retention and oversight of the Company’s independent auditors.  We are asking the shareholders to ratify the Audit Committee’s choice of Padgett, Stratemann & Co., LLP as independent auditors to audit the financial statements of the Company for the 2012 fiscal year.  If the shareholders fail to ratify the appointment of the auditors, our Audit Committee will take that into consideration in determining whether to continue the auditing engagement.

Padgett, Stratemann & Co., LLP was engaged as independent auditors of the Company for the fiscal year ending December 31, 2011.  Representatives of this firm will be present at the meeting and, while they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from shareholders.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required for the ratification of the appointment of Padgett, Stratemann & Co., LLP as the Company’s independent auditors for the fiscal year 2012.

The Board of Directors recommends an affirmative vote FOR this ratification.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2011.  The Audit Committee, in a meeting with Padgett, Stratemann & Co., LLP, discussed matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received the disclosure and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed Padgett, Stratemann & Co.’s independence with them.

Based on review and discussions, the Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2011 be accepted and made part of the Company’s Form 10-K Annual Report for filing with the Securities and Exchange Commission.  The committee also appointed Padgett, Stratemann & Co., LLP, to audit Texas Vanguard Oil Company’s financial statements for 2012.

Audit Committee
   Teresa Nuckols, Chairman
Linda Watson
Robert Patterson

Audit Fees

The aggregate fees billed to the Company by Padgett, Stratemann & Co., LLP were for the audit of Texas Vanguard Oil Company’s annual financial statements included in the 10-K and for review of the financial statements included in its quarterly reports on Form 10-Q.  For the fiscal years ended December 31, 2011 and 2010, the fees were $39,000 and $37,450 respectively.

All Other Fees

For the fiscal year ended December 31, 2010 the fees billed to the Company by Padgett, Stratemann & Co., L.L.P. for other services totaled $2,475. The Company engaged Padgett, Stratemann & Co., L.L.P. to perform an analysis of the Company’s supplemental oil and gas schedules. There were no fees for other services paid to Padgett, Stratemann & Co., L.L.P. for the fiscal year ended December 31, 2011. The Company’s tax returns are prepared by an independent Certified Public Accountant.

The Audit Committee must give prior approval to management’s request for any service provided by the Company’s independent auditor.

ADDITIONAL INFORMATION
Annual Report

The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (as filed with the Securities and Exchange Commission), is being mailed with the proxy materials and such report constitutes the Company’s annual report to the shareholders for the year 2011. The Annual Report on Form 10-K will be provided free of charge to any shareholder upon written request to: Shareholder Relations, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750.

The information is also available online at: http://materials.proxyvote.com/882853

Other Business

Management knows of no other matters which are likely to be brought before the Annual Meeting; however, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote such proxy in accordance with their best judgment of such matters.  Such proxies will also be voted with respect to matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for Next Annual Meeting

Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2013 must be received in writing by the Company no later than February 7, 2013.  All such proposals should be in compliance with the Securities and Exchange Commission regulations.

Shareholder Communications

Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the Company at Texas Vanguard Oil Company, P.O. Box 202650, Austin, Texas 78720, Attention: Shareholder Relations.

Transfer Agent

The transfer agent for the Company is:  Computershare Trust Company, Inc., P.O. Box 43070, Providence, Rhode Island, 02940.  Their phone number is 1-800-962-4284.

Trading Symbol

The Common Stock of the Company is quoted on the FINRA OTC Bulletin Board under the symbol: TVOC.PK.